Exhibit 10.10 (b)
                         PROMISSORY NOTE


$500,000.00                                  Charleston, West Virginia
                                                     November 20, 1998


          FOR VALUE RECEIVED, the undersigned American Woodmark Corporation (the "Company") hereby promises to pay to the order of the West Virginia Economic Development Authority (the "WVEDA") the sum of Five Hundred Thousand and no/100th Dollars ($500,000.00), with interest fixed at five percent (5%) per annum, on the unpaid principal, in lawful money of the United States, at the offices of the WVEDA, 1018 Kanawha Boulevard, East, Suite 501, Charleston, West Virginia 25301, or at such other place as the owner of this Note shall designate, as follows:

           1. On the 25 day of each calendar month for one hundred twenty (120) successive calendar months beginning on the 25 day of December, 1998, the Company shall pay the sum of $5,289.24 until November 25, 2008 when the entire unpaid principal balance, together with the interest accrued thereon at the rate aforesaid, shall be paid in full. Said payments shall be applied first to the payment of said interest on the unpaid balance and the balance to the payment of said principal.

           2. This Note is the one described in that certain Loan Agreement and that certain Security Agreement each of even date herewith by and between the WVEDA and the Company. If default shall be made in the payment of any installments of this Note or any part thereof, when due, and if such default shall continue for a period of thirty (30) days after the same has become due, or if there shall be a breach at any time of any covenant, condition, provision, warranty, stipulation or agreement contained in the Loan Agreement or the Security Agreement and such breach shall continue for a period of thirty
 (30) days after notice thereof has been given to the Company, or upon the occurrence of any of the events described in D1.(c) and (3) of the Loan Agreement, then in any such event the entire principal balance hereof, with interest thereon then accrued, shall at once be and become due, payable and demandable, without notice, at the option of the holder hereof. Failure at any time on the part of the holder hereof to exercise such option shall not constitute a waiver of the right to exercise the same in the event of a subsequent similar default.

           3. The undersigned shall have the right at any time, without notice, premium or penalty, to make payment of all or any part of this Note, but any such partial payment shall not operate to postpone payment as and when due of the regular installments due on this Note.

           4. The undersigned expressly waives presentment for and demand of payment and notice of the nonpayment of any installment of principal or interest falling due under this Note, and also waives of same upon default in the payment of such installment.

                                   AMERICAN WOODMARK CORPORATION

                                   By:  Glenn Eanes
                                   Its: Treasurer

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